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                                                                      EXHIBIT 10



                         INDEPENDENT AUDITORS' CONSENT



Mercury Focus Twenty Fund, Inc.:



     We consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-30942 of our report dated March 20, 2000, to the Board of Directors and Shareholder of Mercury Focus Twenty Fund, Inc., and our report dated December 20, 1999 to the Board of Trustees and Investors of Master Focus Twenty Trust, and to the reference to us under the caption "Independent Auditors", each of which appear in the Statement of Additional Information, which is a part of such Registration Statement.



Deloitte & Touche LLP


Princeton, New Jersey


March 20, 2000